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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 2003, except for the second paragraph of Note P, as to which the date is March 15, 2003, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-107769) dated November 17, 2003 of LightFirst Inc. for the registration of common stock.


/s/ Mengel Metzger Barr & Co. LLP



Mengel Metzger Barr & Co. LLP


Rochester, New York

November 17, 2003